Exhibit 10.2

ASSET PURCHASE AGREEMENT

Among

CRITICAL MASS INDUSTRIES LLC (“CMI”)

and

Critical Mass Industries, Inc the sole member of CMI (“CMI, Inc”),

and

JOHN KNAPP as controlling shareholder of CMI, Inc (“Knapp”)

and

GOOD MEDS, INC. (“Seller”)

and

CRYOMASS TECHNOLOGIES., formerly Redwood Green Corp.

and Andina Gold Corp., (“Parent”) dated as of

December 31, 2021

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), dated as of December 31, 2021, is entered into by and among Critical Mass Industries LLC, a Colorado limited liability company ("CMI" or “Buyer”), Critical Mass Industries, Inc., a Colorado Corporation, the sole member of CMI (“CMI, Inc.”), John Knapp, the sole or controlling shareholder of CMI, Inc. (“Knapp”), Good Meds, Inc., a Colorado corporation, formerly known as Good Acquisition Co. ("Seller") and wholly owned subsidiary of Andina Gold Corp., a Nevada corporation, formerly Redwood Green Corp., and formerly known as First Colombia Development Corp., (“Parent”). CMI, CMI, Inc. and Knapp are collectively referred to herein as the “Buyer Parties”, and all parties are hereto collectively referred to as “Parties.”

RECITALS

WHEREAS, on August 5, 2019, CMI, Inc. and its shareholders entered into a Plan of Partial Liquidation and Redemption Agreement (the “Plan”), resulting in Knapp remaining the sole shareholder of CMI, Inc., and no other CMI, Inc. former shareholder having any further rights or claims with respect to any form of ownership interest, economic or otherwise, in CMI, Inc.,

WHEREAS, on August 6, 2019, CMI, CMI Inc., and Seller (formerly known as Good Acquisition Co.) entered into a series of transactions pursuant to which Seller purchased all of CMI’s interest in Good Holdco LLC and Good IPCO LLC (the “Original Purchase Transaction”), together with certain assets, hereinafter referred to as the “Purchased Assets”)

WHEREAS, on August 5, 2019, CMI, Knapp and other parties entered into a Tax Indemnification Agreement with Parent and Buyer (“Tax Indemnification”),

WHEREAS, as part of the Original Purchase Transaction, CMI retained Seller to provide various services memorialized in a consulting agreement, a marketing agreement and an administrative services agreement (the “Transition Agreements”),

WHEREAS, on August 5, 2020, the Parties entered into an Asset Purchase Agreement (the “2020 APA”),

WHEREAS on May 13, 2021 the Parties mutually agreed to terminate and unwind the 2020 APA as a result of certain regulatory decisions beyond the Parties control by replacing it with that certain Asset Purchase Agreement dated May 13, 2021 (“May 2021 APA”),

WHEREAS, the parties hereby wish to terminate and unwind the May 2021 APA and, in lieu of it, the Parties are executing this Agreement, whereby Seller wishes to sell and assign to Buyers, and Buyers wishes to purchase and assume from Seller, the rights of Seller to the Purchased Assets and the Assumed Liabilities (as defined herein), subject to the terms and conditions set forth herein, and concurrently terminate or amend the Transition Agreements;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Termination of the May 2021 APA. The May 2021 APA is hereby terminated and the assets transferred at the signing of the May 2021 APA hereby revert to Good Meds. Each of the Parties acknowledges and agrees that it hereby releases the other Parties of any obligations under the May 2021 APA and waive any rights accrued under the May 2021 APA

Section 1.02. Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, (1) Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in the assets set forth on Section 1.01 of the disclosure schedules ("Disclosure Schedules") attached hereto (the "Purchased Assets"), and (2) Parent shall issue to Knapp 1,500,000 restricted shares of Parent common stock par value $0.001 per share (the "Parent Shares") free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance ("Encumbrance"), which issuance shall be performed five working days from the date when the secured promissory note referenced in Section 1.04 (‘Note”) is paid in full to Seller. For avoidance of any doubt, no shares shall be issued or due to Buyer if the entire purchase price is not paid in full to Seller in satisfaction of the Note.

Section 1.03 Assumption of Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge the liabilities and obligations set forth on 1.02 of the Disclosure Schedules arising after the Closing (as defined herein) connection with the Purchased Assets, but only to the extent that such liabilities and obligations do not relate to any breach, default or violation by Seller on or prior to the Closing (collectively, the "Assumed Liabilities"). The Purchased Assets are purchased “as is” and Buyer hereby waives any right to inspect or reject the Purchased Assets. Other than the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller, Parent or affiliates of any kind, whether known or unknown, including, without limitation, tax liabilities, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.04 Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Purchased Assets shall be six million US dollars ($6,000,000) Concurrent with the execution hereof, Buyer shall issue the Note in the form attached hereto as Exhibit A to Seller’s satisfaction. Furthermore, any proceeds resulting from the disposition of any Buyer Parties assets after the date hereof shall be promptly placed by the respective Buyer Parties in an escrow account agreeable to Seller, in favor of Seller, and in satisfaction of the Note, even if such sale occurs before the Due Date of the Note. The terms of the escrow account agreement shall be in form and substance acceptable to Seller. Buyer Parties will execute such documents as needed to establish the escrow account agreement.

Section 1.05 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer may be required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE II

CLOSING

Section 2.01 Closing. This Agreement shall close on the earliest of on December 31, 2021 or concurrent with the last dated execution of the Agreement by a Party and exchange of necessary instruments provided herein ("Closing"). The effective date of the agreement shall be December 31, 2021. The consummation of a Closing under this Agreement shall be deemed to have occurred at 11:59 p.m. on the Closing Date or 11:59 of December 31, 2021, whichever earliest.

Section 2.02 Closing Deliverables.

(a)	As of the date hereof, Seller shall transfer Buyer the Purchased Assets.

(b)	As of the date hereof Buyer shall execute and deliver the Note.

(c)	At Closing, and as it may be necessary and applicable from time to time, Buyer shall promptly execute such documents needed by Seller to perfect a security interest in Buyer’s assets, receivables, bank accounts, in any jurisdiction as requested by Seller from time to time.

(d)	At the Closing, Seller shall deliver to Buyer the following:

(i)	a bill of sale in form and substance satisfactory to Buyer (the "Bill of Sale") and duly executed by Good Meds, transferring the Purchased Assets to Buyer;

(ii)	a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Knapp is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code duly executed by Knapp;

(iii)	such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represent and warrant to Seller that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article ARTICLE III, "Buyer’s knowledge," "knowledge of Buyer" and any similar phrases shall mean the actual or constructive knowledge of Knapp.

Section 3.01 Organization and Authority of CMI; Enforceability. Each of CMI and the Subsidiaries are limited liability companies duly organized, validly existing and in good standing under the laws of the state of Colorado. Knapp and CMI has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Knapp and CMI of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of CMI. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer Parties, enforceable against Buyer Parties in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Buyer Parties of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, operating agreement or other organizational documents of CMI and the Subsidiaries; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer Parties, the Subsidiaries or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which CMI or any Subsidiary is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by any of the Parties from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Non-foreign Status. Knapp is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.

Section 3.04 Compliance with Laws. Knapp and CMI has complied, and is now complying, with all applicable state and local laws and regulations applicable to ownership and use of the Purchased Assets.

Section 3.05 Legal Proceedings. Except as set forth in Section 3.10 of the Disclosure Schedule, there is no claim, action, suit, proceeding or governmental investigation ("Action") of any nature pending or, to Buyer’s knowledge, threatened against or by any Buyer Parties that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.06 The Buyer Parties acknowledges that the Parent Shares will be issued pursuant to prospectus exemptions in the United States provided under the Securities Act and acknowledge that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Parent Shares;

(b)	there is no government or other insurance covering the Parent Shares;

(c)	there are risks associated with the purchase of the Parent Shares;

(d)	there may be restrictions on Knapp’s ability to resell the Parent Shares or any Parent Shares issued upon conversion thereof, and it is the responsibility of Knapp to find out what those restrictions are and to comply with them before selling any of the Parent Shares or any Parent Shares issued upon conversion thereof; and

(e)	the Parent has advised that the Parent is relying on an exemption from the requirements to provide the Buyer Parties with a prospectus and to sell securities through a person registered to sell securities under the Securities Act and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act, including statutory rights of rescission or damages, will not be available to the Buyer Parties;

(f)	no unusual effort has been made to prepare the market or to create a demand for the Parent Shares.

(g)	the Buyer Parties consent to the placement of a legend or legends on any certificate or other document evidencing any of the Parent Shares setting forth or referring to the restrictions on transferability and sale thereof imposed by law or by SEC.

Section 3.07 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Buyer Party.

Section 3.08 Full Disclosure. No representation or warranty by Buyer Parties in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Seller pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

Each of Seller and Parent represents and warrants to Buyer Parties that the statements contained in this Article ARTICLE IV are true and correct as of the date hereof. For purposes of this Article ARTICLE IV, "Seller's knowledge," "knowledge of Seller" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller and Parent, after due inquiry.

Section 4.01 Organization and Authority of Buyer; Enforceability. Each of Seller and Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of their organization. Each of Seller and Parent has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller and Parent of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller and Parent. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Selleer and Parent, and (assuming due authorization, execution and delivery by any Buyer Party) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller and Parent and enforceable against them in accordance with their respective terms.

Section 4.02 Parent Capitalization; Valid Issuance. The entire authorized capital stock of the Parent, as at the date hereof, consists of 500,000,000 shares of common stock, par value $0.001 per share. All of the outstanding equity securities of the Parent have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding equity securities of the Parent were issued in violation of any Applicable Securities Laws or any other Legal Requirement. The Parent does not own, or have any contract to acquire, any equity securities or other securities of any Person, or any direct or indirect equity or ownership interest in any other business, other than as contemplated by this Agreement. There are no contracts purporting to restrict the transfer of any of the issued and outstanding securities of the Parent, nor any contracts restricting or affecting the voting of any of the securities of the Parent, to which the Parent is a party or of which the Parent is aware. The Parent Shares to be issued at Closing will, upon issuance in accordance with the terms of this Agreement, be duly and validly issued, fully paid and non-assessable, and will not be subject to any Lien or encumbrance.

Section 4.03 SEC Reports. As of their respective dates, the Parent’s filings with the Securities and Exchange Commission (the “SEC”) (the “SEC Reports”) complied in all material respects with the requirements of the SEC. As of the time filed on EDGAR, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.04 No Conflicts; Consents. The execution, delivery and performance by Seller and Parent of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller or Parent; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or Parent. No consent, approval, waiver or authorization is required to be obtained by Seller or Parent from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller or Parent of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.05 Legal Proceedings. There is no Action of any nature pending or, to Seller's knowledge, threatened against or by Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

ARTICLE V

COVENANTS

Section 5.01 Public Announcements. Unless otherwise required by applicable law or stock exchange requirements, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

Section 5.02 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 5.03 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added, and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Buyer when due. Seller shall, at Seller’s own expense, timely file any tax return or other document with respect to taxes or fees applicable to Seller’s capital gain or other taxable event (and Buyer shall cooperate with respect thereto as necessary). For avoidance of any doubt, no provision in this Agreement is intended to modify, cancel or suspend the Tax Indemnification, and the Tax Indemnification remains in full force and effect.

Section 5.05 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VI
INDEMNIFICATION

Section 6.01 Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 6.02 Indemnification by Seller. Seller shall defend, indemnify and hold harmless the Buyer Parties, their affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys' fees and disbursements, arising from or relating to:

(a)	any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b)	any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder; or

Section 6.03 Indemnification by Buyer Parties. Each of the Buyer Parties shall defend, indemnify and hold harmless Seller, Parent, their affiliates and their respective members, stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys' fees and disbursements, arising from or relating to:

(a)	any inaccuracy in or breach of any of the representations or warranties of Buyer Parties contained in this Agreement or any document to be delivered hereunder;

(b)	any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer Parties pursuant to this Agreement or any document to be delivered hereunder; or

(c)	any Assumed Liability.

Section 6.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall promptly provide written notice of such claim to the other party (the "Indemnifying Party"). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.05 Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.06 Cumulative Remedies. The rights and remedies provided in this Article ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to any of the Buyer Parties:	CMI LLC 866 Navajo St, Denver, CO 80204 E-mail: juanpepeholdings@gmail.com Attention: John Knapp Alternate email: mandyprice@goodmeds,com
If to Seller or Parent:

Cryomass Technologies Inc

1001 Bannock St Suite 612 Denver Co 80204 USA

E-mail: p.kovacevic@cryomass.com

Attention: Patricia Kovacevic, General Counsel and Head of External Affairs

With a copy to:

Franc Del Fosse, Esq.
Ballard Spahr LLP

1 E. Washington Street, Suite 2300

Phoenix, Arizona 85004

Email: delfossef@ballardspahr.com

Section 7.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller or Parent may assign its rights and obligations hereunder without any duty to inform the Parties and without the consent of the other parties. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07 No Third-party Beneficiaries. Except as provided in ARTICLE VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction).

Section 7.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Colorado in each case located in the city of Denver, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CRITICAL MASS INDUSTRIES, INC.	CRITICAL MASS INDUSTRIES LLC

By	By
Name: John Knapp		Name: John Knapp
Title: Authorized Signatory		Title: Authorized Signatory

JOHN KNAPP	GOOD MEDS, INC.

By
John Knapp		Name: Philip Blair Mullin
Title: Authorized Signatory

CRYOMASS TECHNOLOGIES INC

By
Name: Philip Blair Mullin
Title: Chief Financial Officer

DISCLOSURE SCHEDULES

Section 1. 01

Purchased Assets

In consideration for the transaction contemplated hereunder, Seller shall transfer to Buyer any and all manufacturing, grow equipment, retail-related assets and other assets Seller owns in the state of Colorado and are currently used by CMI subsidiaries in the course of business, including client lists and appertaining intellectual property, and no other Buyer or Parent assets.

Section 1. 02

Assumption of Liabilities

Buyer assumes all liabilities related to the acquisition of the Purchased Assets and no other liabilities.

Exhibit A

SECURED PROMISSORY NOTE

On the 31st day of December, 2021, hereinafter known as the "Start Date", CMI LLC with its registered address at 866 Navajo St, Denver, CO 80204, hereinafter known as the “Borrower”, has received and promises to payback Good Meds Inc, a Colorado entity with registered address at 1001 Bannock St Suite 612 Denver CO 80204 or its successors or assigns, hereinafter known as the “Lender”, the principal sum of six million US Dollars ($6,000,000), hereinafter known as the "Borrowed Money", beginning as of the Start Date in the manner as follows:

1. PAYMENTS: The full balance of this Note is due and payable on the 31st day of December, 2023, hereinafter known as the "Due Date". Payment shall be made in a lump sum. There shall be no interest if paid in full on or before the Due Date. Partial payments shall be made promptly following any disposal of Buyer Parties’ assets.

2. SECURITY: There shall be Property described as all the assets, tangible or intangible, receivables, bank accounts, hereinafter known as the “Security”, which shall transfer to the possession and ownership of the Lender IMMEDIATELY pursuant to Section 6A of this Note. The Security may not be sold or transferred without the Lender’s consent until the Due Date. If Borrower breaches this provision, Lender may declare all sums due under this Note immediately due and payable, unless prohibited by applicable law. The Lender shall have the sole-option to accept the Security as full-payment for the Borrowed Money without further liabilities or obligations. If the market value of the Security does not exceed the Borrowed Money, the Borrower shall remain liable for the balance due while accruing interest at the maximum rate allowed by law.

3. INTEREST DUE IN THE EVENT OF DEFAULT: In the event the Borrower fails to pay the note in-full on the Due Date, unpaid principal shall accrue interest at the maximum rate allowed by law, until the Borrower is no longer in default.

4. ALLOCATION OF PAYMENTS: Payments shall be first credited any late fees due, then to interest due and any remainder will be credited to principal.

5. PREPAYMENT: Borrower may pre-pay this Note without penalty.

6. ACCELERATION: If the Borrower is in default under this Note or is in default under another provision of this Note, and such default is not cured within the minimum allotted time by law after written notice of such default, then Lender may, at its option and in its sole discretion, declare all outstanding sums owed on this Note to be immediately due and payable.

6A. SECURITY - This includes any rights of possession in relation to the Security described in Section 2.

7. ATTORNEYS’ FEES AND COSTS: Borrower shall pay all costs incurred by Lender in collecting sums due under this Note after a default, including reasonable attorneys’ fees. If Lender or Borrower sues to enforce this Note or obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys’ fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

8. WAIVER OF PRESENTMENTS: Borrower waives presentment for payment, notice of dishonor, protest and notice of protest.

9. NON-WAIVER: No failure or delay by Lender in exercising Lender’s rights under this Note shall be considered a waiver of such rights.

10. SEVERABILITY: In the event that any provision herein is determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.

11. INTEGRATION: There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by written agreement signed by Borrower and Lender.

12. CONFLICTING TERMS: The terms of this Note shall control over any conflicting terms in any referenced agreement or document.

13. NOTICE: Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties at the addresses listed below.

14. EXECUTION: The Borrower executes this Note as a principal and not as a surety.

16. GOVERNING LAW: This note shall be governed under the laws in the State of Colorado.

17. SIGNATURE AREA

Lender	Borrower

Good Meds Inc	CMI LLC

By: Philip Blair Mullin	By: John Knapp
Authorized Signatory	Authorized Signatory
Date: December 31, 2021	Date: December 31, 2021

Witnessed by

Patricia Kovacevic

Date: December 31, 2021